Exhibit 10.1

TRIO PETROLEUM CORP.

September 20, 2023

Elpis Capital Ltd.

Re:	Amendment to Warrant and Agreement to Exercise Common Stock Purchase Warrant

Dear Holder:

Reference is made to that certain Common Stock Purchase Warrant issued by Trio Petroleum Corp. (the “Company”) on January 28, 2022, a copy of which is attached as Exhibit A hereto (the “Warrant”), with an exercise price of $1.03 (the “Initial Exercise Price”), which was issued to Theseus Capital Ltd. and assigned to Elpis Capital Ltd. (the “Holder”), pursuant to a Warrant Assignment Agreement dated July 5, 2022, a copy of which is attached as Exhibit B hereto. The Warrant is currently exercisable for up to 559,878 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share. Warrant Shares in the aggregate amount of 699,847 shares of Common Stock (125% of the number of Warrant Shares currently available upon exercise of the Warrant) have been registered for resale pursuant to the registration statement on Form S-1 with File No. 333-272638 (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Warrant pursuant to this Amendment to Warrant and Agreement to Exercise Common Stock Purchase Warrant (this “Agreement”), will be effective for the resale of up to 699,847 Warrant Shares by the Holder. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant.

Additionally, pursuant to the terms of this Agreement, the Warrant is hereby amended as follows:

Section 2(b) is hereby amended in its entirety to read as follows:

“The exercise price per share of Common Stock under this Warrant shall be equal to $0.11 per share of Common Stock, subject to adjustment hereunder (the “Exercise Price”).”

Section 2(c) is hereby amended in its entirety to read as follows:

a) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2

In consideration for reduction in the Exercise Price of the Warrant from $1.03 to $0.11 and the addition of the cashless exercise provision, the Holder agrees on or around the date of the Holder’s countersignature to this Agreement, to exercise this Warrant (the “Warrant Exercise”) by delivering a Notice of Exercise, in the form of Exhibit C attached hereto (the “Notice of Exercise”). The Holder shall notify the Company, in such Notice of Exercise, as to whether it is exercising the Warrant by paying the Exercise Price for the exercise of all 559,878 shares available for exercise under the Warrant, or exercising the Warrant, pursuant to the “cashless exercise” provision in Section 2(c) of the Warrant. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Warrant, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance of the Warrant Shares issuable pursuant to the Warrant Exercise to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the unexercised portion of the Warrant equal to such balance of the Warrant Shares which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Warrant (provided no additional Exercise Price shall be payable). To the extent that the limitation set forth in Section 2(e) applies, the determination of whether the Warrant Shares may be issued pursuant to the provisions of this paragraph shall be in the sole discretion of the Holder, and the execution of this Agreement, indicating on the signature page hereto the number of Warrant Shares, if any, to be held in abeyance pursuant to this paragraph, or submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether such Warrant Shares may be so issued, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

The Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder on or before 9:30 a.m. ET on September 21, 2023 (including all attachments, the “8-K Filing”). From and after the filing or furnishing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing or furnishing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within three Trading Days of the date the Company receives the Exercise Price with respect to the Warrant Exercise (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within three Trading Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Warrant, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement.

This Agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

***************

3

Within one business day from the Holder’s execution of this letter, the Holder shall deliver, pursuant to the provisions of Section 2 of the Warrant, to the Company and, if the Holder exercises the Warrant for cash, immediately available funds equal to the number of Warrant Shares to be issued pursuant to the Warrant Exercise multiplied by $0.11 and the Company shall deliver such Warrant Shares to the Holder pursuant to the provisions of Section 2 of the Warrant.

Please do not hesitate to contact Scott M. Miller, Esq, at Ellenoff Grossman & Schole LLP, the Company’s legal counsel, at (212) 370-1300 if you have any questions.

Sincerely yours,

TRIO PETROLEUM CORP.

By:
Name:	Frank Ingriselli
Title:	Chief Executive Officer

[Company Signature Page to Elpis Capital Ltd. Amendment to Warrant and Agreement to Exercise Common Stock Warrant]

Accepted and Agreed to:

Name of Holder: Elpis Capital Ltd.

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

[Elpis Capital Ltd. Signature Page to Warrant Exercise Agreement]

EXHIBIT A

Common Stock Purchase Warrant

Attached

EXHIBIT B

Assignment Agreement

Attached

EXHIBIT C

NOTICE OF EXERCISE

To: Trio Petroleum corp.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ELPIS CAPITAL LTD.

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: